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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NetBank, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETBANK, INC.
11475 Great Oaks Way
Alpharetta, Georgia 30022

March 28, 2005

Dear Shareholder:

        You are cordially invited to attend our 2005 Annual Meeting of Shareholders, which will be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on April 28, 2005, at 10:00 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

        The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. We also will report on our operations during the past year and during the first quarter of fiscal 2005, as well as on our plans for the future.

        We are including with this Proxy Statement a copy of our Annual Report. It contains information on our operations and financial performance as well as our audited financial statements.

        Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your shares at the meeting.

Sincerely,

Douglas K. Freeman Chairman and Chief Executive Officer

NETBANK, INC.

11475 Great Oaks Way
Alpharetta, Georgia 30022
(770) 343-6006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2005

        The Annual Meeting of Shareholders of NetBank, Inc. (the "Company") will be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on Thursday, April 28, 2005, at 10:00 a.m., local time, to consider and vote upon the following matters:

  1.
  To elect three directors to serve for a three-year term expiring at the 2008 Annual Meeting of Shareholders.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

  3.
  To transact such other business as may properly come before such meeting or any adjournment thereof.

        The Board of Directors has established the close of business on March 7, 2005, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        We hope you will be able to attend the meeting. To ensure that the greatest number of shareholders will be present either in person or by proxy, however, we ask that you complete, date and sign the accompanying proxy card and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

        If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, you should complete and return each proxy.

By Order of the Board of Directors:

Charles E. Mapson Secretary

March 28, 2005

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	1
Time and Place of the Meeting	1
Record Date and Mailing Date	1
Number of Shares Outstanding	1
VOTING AT THE ANNUAL MEETING	1
Procedures for Voting by Proxy	1
Requirements for Shareholder Approval	1
Effect of Abstentions	2
Effect of Broker Non-Votes	2
SOLICITATION OF PROXIES	2
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	3
PROPOSAL ONE: ELECTION OF DIRECTORS	5
Director Independence	7
Annual Meeting Attendance	7
Committees of the Board of Directors	7
Compensation Committee Interlocks and Insider Participation	8
Director Compensation	8
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS	11
Summary Compensation Table	11
Stock Option Grants in Fiscal 2004	12
Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values	12
Long-Term Incentive Plans—Awards in Last Fiscal Year	13
Employment Agreements	14
Change of Control Arrangements	15
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	16
Compensation Philosophy	16
Base Salaries	16
Bonuses	16
Mid-Term Incentive Compensation	17
Long-Term Incentive Compensation	17
Benefits	18
Compensation of the Chief Executive Officer	18
Section 162(m) of the Internal Revenue Code	18
AUDIT COMMITTEE REPORT	19
PERFORMANCE GRAPH	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
CERTAIN TRANSACTIONS	21
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	21
Audit Fees	22

i

DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS	22
Director Selection and Nomination Process	22
Shareholder Communications	23
Shareholder Proposals	23
OTHER BUSINESS	23

ii

NETBANK, INC.

11475 Great Oaks Way
Alpharetta, Georgia 30022
(770) 343-6006

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005

INTRODUCTION

Time and Place of the Meeting

        The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, April 28, 2005, at 10:00 a.m., at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022, and at any adjournment of the meeting.

Record Date and Mailing Date

        The close of business on March 7, 2005, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 28, 2005.

Number of Shares Outstanding

        As of the close of business on the record date, the Company had 100,000,000 shares of common stock, $.01 par value, authorized, of which 46,322,131 shares were issued and outstanding. Each such share is entitled to one vote on all matters to be presented at the meeting.

VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

        A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, your shares may be voted for a substitute nominee selected by the Board of Directors, upon the recommendation of the Corporate Governance Committee. The proposal to ratify the appointment of the independent auditors, together with generally any other matter properly presented for shareholder approval, will require that the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

Effect of Abstentions

        A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter, and will therefore have no effect on the outcome of the votes on the proposals presented at the Annual Meeting.

Effect of Broker Non-Votes

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Brokerage firms that are members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and the ratification of independent auditors. Proxies that brokers do not vote on one or more proposals are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Broker non-votes will not affect the outcome of the vote on these proposals.

SOLICITATION OF PROXIES

        The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our soliciting material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table lists, as of the record date, the number of shares of common stock beneficially owned by (1) each current director and nominee, (2) the executive officers named in the Summary Compensation Table, (3) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding common stock, based on the most recent Schedule 13G and 13D Reports filed with the Securities and Exchange Commission and the information contained in those filings, and (4) all current executive officers and directors as a group. Unless otherwise indicated, each person or entity has sole voting and dispositive power with respect to the indicated shares.

Name of Beneficial Owner		Number of Shares Beneficially Owned(1)		Percent of Class
(i)	Directors and Director Nominees
	Eula L. Adams	25,000		*
	Tamara L. Adler	25,000		*
	Stuart M. Cable	161,817		*
	Douglas K. Freeman(2)	1,086,674		2.35%
	Catherine A. Ghiglieri	25,000		*
	J. Stephen Heard	58,000		*
	David W. Johnson, Jr.	509,872	(3)	1.10%
	T. Stephen Johnson	624,205	(4)	1.35%
	Robin C. Kelton	107,853		*
	Thomas H. Muller, Jr.	60,814		*
	Joel A. Smith, III	48,300		*
(ii)	Non-Directors, Named Executive Officers
	Steven F. Herbert	148,464		*
	Charles E. Mapson	63,375		*
	Jerald W. McCoy	98,173		*
	William M. Ross	170,249		*
(iii)	Non-Directors, 5% Beneficial Owners
	FMR Corp.	3,739,733	(5)	8.07%
	Dalton, Greiner, Hartman, Maher & Co.	2,988,015	(6)	6.45%
(iv)	All current Executive Officers and Directors as a Group (16 persons)	3,262,948	(7)	7.04%

*
Indicates less than one percent of the shares of common stock outstanding as of the record date.

(1)
Includes the following numbers of shares subject to options exercisable within 60 days following the record date for the indicated reporting person:

Mr. Adams	25,000	Mr. D. Johnson	42,571
Ms. Adler	25,000	Mr. T. S. Johnson	25,000
Mr. Brauch	45,000	Mr. Kelton	107,853
Mr. Cable	145,407	Mr. Mapson	54,582
Mr. Freeman	640,302	Mr. McCoy	70,852
Ms. Ghiglieri	25,000	Mr. Muller	31,000
Mr. Heard	28,000	Mr. Ross	122,555
Mr. Herbert	91,677	Mr. Smith	46,024
(2)
Mr. Freeman is also an executive officer of the Company.

(3)
Includes 3,414 shares owned of record by Mr. D. Johnson's sister.

(4)
Includes 302,053 shares owned of record by Mr. T. S. Johnson's spouse.

(5)
According to Amendment No. 2 to the Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp., such entity beneficially owned the indicated number of shares of NetBank common stock as of December 31, 2004. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 655,800 shares and sole power to dispose or direct the disposition with respect to 3,739,733 shares. Of the indicated shares, (i) 3,083,933 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser to various companies (the "Fidelity Funds"); (ii) 655,800 shares are beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned bank subsidiary of FMR Corp. that manages various institutional accounts FMR Corp. and its Chairman, Edward C. Johnson, 3d, have sole dispositive authority as to the shares held by the Fidelity Funds and sole voting and dispositive authority as to the accounts managed by FMTC. The shares held by the Fidelity Funds are voted by Fidelity pursuant to guidelines established by the Funds' Boards of Trustees. Through their ownership of voting common shares of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson, 3d, Abigail P. Johnson, Director of FMR Corp. and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
According to a Schedule 13G filed with the SEC on February 14, 2005, Dalton, Greiner, Hartman, Maher & Co. beneficially owned 2,988,015 shares of NetBank common stock as of December 31, 2004. According to such Schedule 13G, Dalton, Greiner, Hartman, Maher & Co. possessed sole voting power with respect to 2,375,265 shares and sole dispositive power with respect to 2,988,015. The address of Dalton, Greiner, Hartman, Maher & Co. described above is 565 Fifth Ave., Suite 2101, New York, New York 10017.

(7)
Includes 1,525,823 shares subject to options exercisable within 60 days following the record date.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board of Directors consists of 11 members and is divided into three classes. The director nominees and directors whose terms will continue are listed below. The ages of the director nominees and incumbent directors listed below are as of the date of the Annual Meeting. The terms to be served by the members of each class below will expire at the Annual Meeting of Shareholders in the year indicated and upon the election and qualification of their successors. Information regarding all of our current directors and nominees is presented below.

	Age	Director Since	Position
Director Nominees
Class II (For a Term Expiring in 2008)
J. Stephen Heard	61	1996	Director
Douglas K. Freeman	54	2002	Chairman, Chief Executive Officer and Director
Catherine A. Ghiglieri	52	2003	Director
Incumbent Directors
Class I (For a Term Expiring in 2007)
T. Stephen Johnson	55	1996	Director
Stuart M. Cable	52	2002	Director
Joel A. Smith, III	59	2002	Director
Eula L. Adams	55	2003	Director
Class III (For a Term Expiring in 2006)
Robin C. Kelton	70	1997	Director
Thomas H. Muller, Jr	63	1997	Director
David W. Johnson, Jr	56	2002	Director
Tamara L. Adler	47	2003	Director

        Eula L. Adams has more than 30 years of experience in financial services and accounting. Mr. Adams has been Vice President of Global Services Storage Technology Corporation since March 2004. From February 2003 through March 2004, Mr. Adams served as a technology consultant to various businesses. From 1991 to 2003, he worked at First Data Corporation, serving as a senior executive vice president from 1998 to 2003. In 2000, First Data appointed him president of First Data Resources and Teleservices, two First Data affiliates. Prior to joining First Data, Mr. Adams spent 18 years with Deloitte where he became a partner and served in various positions of responsibility. Mr. Adams is also a director of Pay By Touch.

        Tamara L. Adler has more than 20 years of experience in structured finance, corporate law and real estate in the United States and Europe. She joined JPMorgan Chase in 2001, where she was the managing director and head of the European Structured Finance Group—Debt Capital Markets in London until August 2003. Currently, she is the managing director in the Principal Investments Management Group in New York. Prior to joining JPMorgan, Ms. Adler was managing director and head of Deutsche Bank's European Securitization Group in London and, was a member of Deutsche Bank's Global Markets Management Committee. Ms. Adler was also a partner at Hogan & Hartson, LLP in Washington, D.C. She is a director of the PEN/Faulkner Foundation in Washington, D.C. and a trustee of e-Learning Foundation (United Kingdom).

        Stuart M. Cable has been a partner with the law firm Goodwin Procter LLP since 1986. He served as a director of Resource Bancshares Mortgage Group, Inc. ("RBMG") from 1992 until its acquisition by the Company on March 31, 2002, at which time he became a director of the Company.

        Douglas K. Freeman has served as Chief Executive Officer of the Company since March 31, 2002, and as Chairman since January 29, 2003. From January 2000 to March 31, 2002, he served as Chief Executive Officer of RBMG, which was acquired by the Company on March 31, 2002. From April 1999 to January 2000, he served as President of Bank of America Consumer Finance Group, a division of Bank of America, N.A., managing the bank's consumer lending and finance business.

        Catherine A. Ghiglieri has 30 years of experience in banking regulation. She currently serves as president of Ghiglieri & Company, a bank consulting firm she founded in 1999, after an extensive bank regulatory career. Ms. Ghiglieri served as Texas Banking Commissioner from 1992 to 1999 and was responsible for the supervision of the third largest state banking system in the United States.

        J. Stephen Heard has 40 years experience in the information systems industry, including a 30-year career in management, sales and systems engineering with IBM, from which he retired in 1995. He has provided management and information system consulting services to, and participated in the development of, information systems businesses, having served as President of Heard Systems, Inc. and Vice President, Hartford Computer Group.

        David W. Johnson, Jr. has served as a director of the Company since March 31, 2002. He served as a director of RBMG from 1992 to March 31, 2002, and in various capacities with RBMG from 1992 until his retirement in 2000, including Chief Operating Officer (May 2000 through November 2000), President (September 1999 through May 2000), Chief Executive Officer (October 1999 through January 2000), Vice Chairman (1992 to 1999) and Managing Director (1993 to 1999).

        T. Stephen Johnson served as non-executive Chairman of the Board from the inception of the Company in February 1996 until January 29, 2003, when he was named Chairman Emeritus. He has been Chairman of T. Stephen Johnson & Associates ("TSJ&A"), a bank consulting firm located in Roswell, Georgia, since 1986. The firm specializes in mergers, acquisitions and regulatory consulting. TSJ&A has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming TSJ&A in 1987. Mr. Johnson also served as Vice Chairman of Florida Banks, Inc., a bank holding company, until its 2004 merger with and into The South Financial Group, Inc. Mr. Johnson is a director of Directo, Inc., a card payment and processing company, and Chairman of Teamstaff, Inc., a publicly traded employee staffing company. In addition, he is principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of banks, and TSJ Advisory Group, an investment advisory company.

        Robin C. Kelton is Chairman and Chief Executive Officer of Kelton International, Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. He is founder and former Chairman and Chief Executive Officer of the Fox-Pitt, Kelton Group and Fox-Pitt, Kelton, Inc. In addition, he is Chairman of Thomas Murray Limited, a financial services company, Chairman of Findlay Park Investment Management, Ltd. and Eagle & Dominion Asset Management, Ltd., both fund management companies, and Executive Chairman of Financial Centre Corporation, the St. Lucia offshore financial center. Mr. Kelton is also Chairman of Directo, Inc., of Atlanta, Georgia.

        Thomas H. Muller, Jr. has served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992. Mr. Muller also served as Executive Vice President and Chief Financial Officer of SpectRx, Inc., a medical device company, from December 1996 until his retirement in November 2004.

        Joel A. Smith, III has served as the Dean of the Darla Moore School of Business at the University of South Carolina since October 2000. From June 1998 until his retirement in August 2000, Mr. Smith was President of the East Region of Bank of America, N.A. For more than three years prior to June 1998, Mr. Smith was President of NationsBank of the Carolinas. Mr. Smith is also a director of Avanex Corporation and Carolina National Bank. He also served as a director of RBMG from January 2001 to March 31, 2002.

Director Independence

        The Board of Directors has approved a set of director independence criteria for evaluating the independence of the Company's directors. The director independence criteria are consistent with those adopted as part of the Nasdaq Stock Market standards for independent directors, and in the case of the audit committee members, the SEC standards for independent audit committee members. The Board has affirmatively determined that each director, other than Mr. Freeman (Chairman and Chief Executive Officer), is independent under those criteria. Therefore, ten of the eleven directors of the Company (or 90.9 percent) are independent.

        To promote open discussion among independent directors, the independent members of the Board of Directors, as defined by the Nasdaq Stock Market standards, meet in an executive session at least twice a year in conjunction with regularly scheduled meetings of the Board of Directors.

Annual Meeting Attendance

        The Company does not have a formal policy regarding director attendance at annual shareholders' meetings; however, all of the directors then in office, except for Messrs. Adams, Cable and D. Johnson, attended the 2004 Annual Meeting of Shareholders.

Committees of the Board of Directors

        The Board of Directors conducts its business through meetings of the full Board and of various committees, including those described below. During 2004, the Board of Directors held six meetings. Each director attended at least 75% of all meetings of the full Board of Directors and each committee of which he or she was a member during his or her term.

        Executive Committee.    The Board of Directors has established an Executive Committee, which has the authority to consider and act on behalf of the Board on important matters between scheduled director meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Bylaws or by action of our Board of Directors. The Executive Committee currently consists of Messrs. Freeman (Chairman), T. S. Johnson, Muller, Smith and Cable. The Committee met three times during 2004.

        Audit Committee.    The Board of Directors has also established an Audit Committee, which selects and engages the independent public accountants to audit the Company's annual financial statements and pre-approves all allowable audit services and any special assignments given to the accountants. The Audit Committee also reviews and approves the planned scope of the annual audit and any changes in accounting principles, reviews and determines the effectiveness and efficiency of the Company's internal accounting staff and the independence of the Company's external auditors. The Audit Committee currently consists of Messrs. Muller (Chairman), D. Johnson, and Adams. The Committee met sixteen times during 2004. The Audit Committee's Charter is posted on the Company's Web site at www.netbankinc.com, within the Corporate Governance section. The Board of Directors has determined that each member of the Audit Committee is independent in accordance with Nasdaq Stock Market standards and applicable SEC regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that

Messrs. Muller and Adams meet the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated in accordance with Nasdaq Stock Market standards and applicable SEC regulations.

        Compensation Committee.    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee currently consists of Messrs. Smith (Chairman) and Cable and Ms. Ghiglieri, each of whom is independent under Nasdaq Stock Market standards. The Committee met six times during 2004. The Compensation Committee's Charter is posted on the Company's Web site at www.netbankinc.com, within the Corporate Governance section.

        Corporate Governance Committee.    The Board of Directors has established a Corporate Governance Committee, which also serves as the nominating committee. The Committee's responsibilities include nomination of directors, appointment of directors to committees, the designation of committee chairpersons, director evaluation and compensation, monitoring of the Company's compliance with the corporate governance principles of the Sarbanes-Oxley Act of 2002 and of the Nasdaq Stock Market and the monitoring of standards relating to ethics, conflicts of interest, independence, confidentiality and insider trading. The Corporate Governance Committee also reviews and approves the terms of any related party transactions. The Corporate Governance Committee currently consists of Mr. Cable (Chairman) and Ms. Adler, each of whom is independent under Nasdaq Stock Market standards. The Committee met seven times during 2004. The Corporate Governance Committee's Charter is posted on the Company's Web site at www.netbankinc.com, within the Corporate Governance section.

        The Board of Directors may from time to time establish other committees. The Board of Directors does not have a separate nominating committee given that its functions are charged to the Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

        During 2004, the Compensation Committee was comprised of Messrs. Smith and Cable and Ms. Ghiglieri. None of these persons has served as an executive officer of the Company. During 2004, no executive officer of the Company served as a director or member of the Compensation Committee of any other entity of which Messrs. Smith, Cable or Ms. Ghiglieri served as an executive officer.

Director Compensation

        Our non-employee directors receive a $1,000 fee per Board meeting attended and $5,000 per quarter for their services as directors. Audit Committee members receive $2,000 per meeting attended. Executive Committee, Compensation Committee and Corporate Governance Committee members receive $1,000 per meeting attended. In addition, the Chairmen of the Compensation and Corporate Governance Committees receive an annual stipend of $3,000. The Chairman of the Audit Committee receives an annual stipend of $20,000. Non-employee members of the Board of Directors and Risk Committee of NetBank, a federal savings bank, the Company's banking subsidiary (the "Bank") receive $1,000, respectively, per meeting attended. Messrs. Freeman, Heard and T. S. Johnson and Ms. Ghiglieri are members of the Bank's Board of Directors. All of these fees may be paid in cash or the equivalent number of shares of the Company's common stock. We also reimburse directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and Committees thereof.

        At the Board meeting held in conjunction with the annual shareholders' meeting on April 29, 2004, all of the directors except Mr. Freeman were granted options to purchase 10,000 shares of common stock at an exercise price of $10.98 per share. The options vested immediately on the date of grant. In addition, a grant of options to purchase 15,000 shares of common stock is made to each member of the Board of Directors effective upon their initial election or appointment. All options granted to directors as described in this paragraph had exercise prices equal to the fair market value of the Company's common stock on the date of grant and vested immediately on the date of grant. The Corporate Governance Committee is currently evaluating director compensation. We expect that grants of options or other forms of equity will be made to each non-employee director at the Board meeting to be held in conjunction with the 2005 Annual Meeting of Shareholders. There may also be an increase in the cash compensation to directors based upon the results of the evaluation being done by the Corporate Governance Committee.

        The Company has purchased certain bank owned life insurance ("BOLI") policies that insure the lives of the participants in the supplemental retirement plan. These participants include the following current directors: Messrs. Cable, Heard, D. Johnson, T. S. Johnson, Muller and Smith. The tax-free earnings from these policies will be used to offset the expense associated with a supplemental retirement plan for each of the aforementioned directors. The total premium cost to the Company was $14,535,000, all of which was paid prior to 2004. The Company discontinued the supplemental retirement plan for new directors as of April 24, 2003. Under the terms of their respective supplemental retirement plans, each of these directors is eligible to receive annual payments of approximately $60,000 per year beginning at age 65 until their projected mortality age, generally 74-78. Should a director live beyond his projected mortality, additional benefits may be payable depending on the earnings under the life insurance policies. Accrued unpaid benefits are payable in a lump sum upon a director's death or if termination is due to disability before age 65.

        The Board of Directors recommends a vote FOR each of the Class II director nominees listed above. Proxies that we receive will be voted in favor of each of the listed individuals unless your proxy is marked to the contrary.

EXECUTIVE OFFICERS

        The following persons currently serve as executive officers of the Company:

Douglas K. Freeman	Age: 54

Mr. Freeman is the Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Freeman's experience.
R. Theodore Brauch	Age: 46

Mr. Brauch has served as Chief Risk Executive of the Company since April 1, 2002. From September 1999 through March 2002, Mr. Brauch was engaged as a certified financial planner by AXA Advisors, LLC in Jacksonville, Florida. From November 1987 through March 1999, Mr. Brauch held various positions with Bank of America Corporation and its predecessor, Barnett Banks, Inc., including, Director of Business Savings and Investment, General Auditor and Senior Vice President of the Consumer Finance Group.
Steven F. Herbert	Age: 48
Mr. Herbert has served as Chief Finance Executive of the Company since April 5, 2002, and of RBMG from 1995 through March 31, 2002.
Charles Mapson	Age: 47

Mr. Mapson has served as Chief Legal Executive and Secretary of the Company since April 1, 2002, and Chief Legal Executive of RBMG from June 2001 through March 31, 2002. Mr. Mapson was a shareholder of Akerman, Senterfitt & Eidson, P.A. from November 1999 to August 2001.
Jerald W. McCoy	Age: 40

Mr. McCoy has served as Chief Capital Markets Executive of the Company since April 1, 2002, and of RBMG from March 1, 2002 through March 31, 2002. In addition, Mr. McCoy has served as Chief Marketing & Customer Segmentation Executive of the Company since November 1, 2004. On June 1, 2004, Mr. McCoy took on additional duties of all Marketing and Public Relations activities for the Company. Mr. McCoy was Director of Risk Management & Structured Transactions of RBMG from August 2000 through February 2002. From February 1998 to July 2000 Mr. McCoy served as a Senior Vice President of Product Marketing & Dealer Services for AmSouth Bank.
William M. Ross	Age: 56

Mr. Ross has served as Chief Strategic Initiatives Executive of the Company since April 1, 2002, and of RBMG from July 2001 through March 31, 2002. In addition, Mr. Ross has served as Chief Transaction Processing of the Company since November 1, 2004. Mr. Ross was Chief Sales and Fulfillment Executive of RBMG from November 2000 to July 2001. He was president of EquiCredit Corporation, a wholly owned subprime mortgage company of Bank of America, from 1998 through 2000, when Mr. Ross retired from Bank of America after 23 years of service with it and its predecessors.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002 of our Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of 2004. None of the named executive officers was employed by the Company prior to March 31, 2002.

Summary Compensation Table

Long-Term Compensation Awards
	Annual Compensation(1)							Number of Securities Underlying Options
Name and Principal Position						Restricted Stock Awards(2)			All Other Compensation
	Year	Salary		Bonus
Douglas K. Freeman Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	554,231 537,500 375,000	$ $ $	0 754,516 392,175	$ $ $	0 165,750 0	100,000 100,000 250,000	$ $ $	16,952 8,901 103,449	(3) (4) (5)
Steven F. Herbert Chief Finance Executive	2004 2003 2002	$ $ $	222,196 220,500 165,375	$ $ $	0 299,031 219,436	$ $ $	0 55,250 0	20,000 20,000 45,000	$ $ $	7,344 7,344 13,000	(3) (4) (6)
Charles E. Mapson Chief Legal Executive	2004 2003 2002	$ $ $	181,385 180,000 130,000	$ $ $	0 123,732 97,185	$ $ $	0 55,250 0	20,000 15,000 35,000	$ $ $	7,309 7,878 2,313	(3) (4) (6)
Jerald W. McCoy Chief Capital Markets Executive	2004 2003 2002	$ $ $	226,731 225,000 168,750	$ $ $	50,400 308,095 296,322	$ $ $	0 33,150 0	25,000 25,000 50,000	$ $ $	7,081 7,370 13,000	(3) (4) (6)
William M. Ross Chief Strategic Initiatives Executive	2004 2003 2002	$ $ $	226,731 225,000 168,750	$ $ $	12,600 257,766 297,180	$ $ $	0 33,150 0	25,000 25,000 70,000	$ $ $	7,640 8,412 15,094	(3) (4) (6)

(1)
Excludes perquisites and other personal benefits not greater than the lesser of $50,000 or 10% of annual salary and bonus.

(2)
The following chart lists the number and value of unvested shares of restricted stock granted to each such officer and held as of December 31, 2004. The awards vest in equal annual increments over a four-year period beginning on February 4, 2003, the date of grant. Dividends will be paid on the restricted stock to the same extent dividends are paid on the Company's outstanding common stock generally.

Name	Number of Shares	Value at December 31, 2004
Mr. Freeman	11,250	$117,113
Mr. Herbert	3,750	$39,038
Mr. Mapson	3,750	$39,038
Mr. McCoy	2,250	$23,423
Mr. Ross	2,250	$23,423
(3)
The amount shown is comprised of (i) matching contributions under the Company's 401(k) plan in the amount of $6,500 for each such officer, (ii) supplemental long-term disability insurance premiums in the amount of $1,022, $844, $809, $581 and $1,140 respectively for Messrs. Freeman, Herbert, Mapson, McCoy and Ross and (iii) $9,430 for Mr. Freeman, which represents the difference between the purchase price the Company paid to Mr. Freeman for his Atlanta residence and the appraised value of such residence in connection with Mr. Freeman's relocation from Atlanta, Georgia to Jacksonville, Florida pursuant to the terms of his employment agreement. The amount represents capital improvements to the Atlanta residence made by Mr. Freeman.

(4)
The amount shown is comprised of (i) matching contributions under the Company's 401(k) plan in the amount of $6,500 for each such officer and (ii) supplemental long-term disability insurance premiums in the amount of $2,401, $844, $1,378, $870 and $1,912 respectively for Messrs. Freeman, Herbert, Mapson, McCoy and Ross.

(5)
Includes (i) matching contributions under the Company's 401(k) plan in the amount of $13,000, (ii) $1,708 in supplemental long-term disability insurance premiums, (iii) $5,586 for moving expenses and (iv) $83,155, which represents the difference between $820,655, which is the price the Company paid Mr. Freeman for the purchase of his home in Columbia, SC, and $737,500, which is the amount of the sale price, less commissions and closing costs, that the Company received upon sale of the home, in connection with Mr. Freeman's relocation from Columbia, South Carolina to Atlanta, Georgia pursuant to the terms of his employment agreement at that time.

(6)
For Messrs. Herbert, Mapson and McCoy, the amount shown represents matching contributions under the Company's 401(k) plan. For Mr. Ross, the amount shown represents $1,912 in supplemental long-term disability insurance premiums and matching contributions under the Company's 401(k) plan in the amount of $13,182.

Stock Option Grants in Fiscal 2004

        The table below sets forth certain information at December 31, 2004, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table.

	Individual Grants
			Percentage of Total Options Granted to All Employees In Fiscal 2004			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
Name				Exercise or Base Price per Share	Expiration Date
						5%	10%
Mr. Freeman	100,000	(2)	8.10%	$11.40	2/02/2014	$716,940	$1,816,866
Mr. Herbert	20,000	(2)	1.62%	$11.40	2/02/2014	$143,388	$363,373
Mr. Mapson	20,000	(2)	1.62%	$11.40	2/02/2014	$143,388	$363,373
Mr. McCoy	25,000	(2)	2.02%	$11.40	2/02/2014	$179,235	$454,217
Mr. Ross	25,000	(2)	2.02%	$11.40	2/02/2014	$179,235	$454,217

(1)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of our common stock.

(2)
Vests in five equal annual increments beginning on the date of grant.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

        The following table shows for each executive officer named in the Summary Compensation Table information with respect to the number of shares acquired on exercise of stock options and the aggregate gains realized on exercises during 2004 as well as information regarding the values of unexercised options held by each such executive at December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Number of Shares Acquired on Exercise
Name
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Freeman	—	—	550,302	240,000	$477,500	—
Mr. Herbert	—	—	74,677	46,000	$77,251	—
Mr. Mapson	—	—	40,582	39,000	$38,714	—
Mr. McCoy	—	—	50,852	55,000	$20,991	—
Mr. Ross	—	—	98,555	63,000	$199,435	—

(1)
The closing price of our common stock, as reported by the Nasdaq Stock Market on the last trading date of the year, December 31, 2004, was $10.41 per share. The value is calculated on the basis of the difference between the option per share exercise price and $10.41 per share, multiplied by the number of shares of common stock underlying the option for those options with an exercise price less than $10.41.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        The table below sets forth information with respect to awards of performance shares granted under the Company's Mid-Term Incentive Plan during fiscal 2004 to the named executive officers.

Estimated Future Payouts Under Non-Stock Price-Based Plans
Performance or Other Period Until Maturation or Payout
Name	Number of Shares, Units or Other Rights			Threshold ($)		Target ($)		Maximum ($)
Mr. Freeman	$ $	300,000 300,000	1/1/06 1/1/07	$ $	150,000 150,000	$ $	300,000 300,000	$ $	450,000 450,000
Mr. Herbert	$ $	75,000 75,000	1/1/06 1/1/07	$ $	37,500 37,500	$ $	75,000 75,000	$ $	112,250 112,250
Mr. Mapson	$ $	50,000 50,000	1/1/06 1/1/07	$ $	25,000 25,000	$ $	50,000 50,000	$ $	75,000 75,000
Mr. McCoy	$ $	75,000 75,000	1/1/06 1/1/07	$ $	37,500 37,500	$ $	75,000 75,000	$ $	112,500 112,500
Mr. Ross	$ $	75,000 75,000	1/1/06 1/1/07	$ $	37,500 37,500	$ $	75,000 75,000	$ $	112,500 112,500

        In November 2003, the Company adopted the Mid-Term Incentive Plan (the "Mid-Term Plan") under the Company's 1996 Stock Incentive Plan. Effective January 1, 2004, the Compensation Committee granted incentive awards under the Mid-Term Plan to certain executives of the Company, including the named executive officers. The awards are payable only if the Company achieves specified levels of consolidated earnings per share and earnings per share of its three operating segments during the two- and three-year performance periods. Awards are denominated in cash but payable in shares of restricted stock under the 1996 Stock Incentive Plan, with 50 percent of the shares vesting immediately after the last day of the relevant performance period and 25 percent of the shares vesting at the end of each of the first and second years thereafter. In the case of a recipient's death, disability, retirement, or termination of employment without cause, awards would vest in full prior to the last day of the performance period, based on actual performance to the vesting date. In addition, if the recipient's employment is constructively terminated in the 18-month period after a change of control event, awards would vest in full prior to the last day of the performance period, based on actual performance to the vesting date.

Employment Agreements

        Mr. Freeman's Employment Agreement.    Douglas K. Freeman and the Company entered into an employment agreement dated November 18, 2001, effective as of March 31, 2002, and amended as of April 1, 2002 and April 30, 2004. The employment agreement provides that Mr. Freeman will serve as the chief executive officer of the Company. The employment agreement has an initial term of three years from April 1, 2002, which is continually renewed each day so that it always remains a three-year term unless either party gives notice of nonrenewal.

        The Company will pay Mr. Freeman an annual base salary of not less than $500,000, and his current annual salary has been set at $550,000 effective as of April 1, 2003. Mr. Freeman will be entitled to participate in the Company's annual cash incentive compensation plan and will have an annual cash bonus target that is not less than $450,000, which is the amount of the annual bonus earned by Mr. Freeman with respect to the year 2001. Mr. Freeman did not receive a bonus for the year 2004.

        Mr. Freeman is also entitled to other benefits provided to similarly situated executives, including vacation, club dues and the use of a company-owned automobile. In addition, in 2002, Mr. Freeman received a relocation package, including the Company's purchase of Mr. Freeman's residence in Columbia, SC for $820,655, which was later sold by the Company for $737,500. Also in 2004 the Company purchased Mr. Freeman's residence in Atlanta, GA for $1,759,430, which represented the appraised value of the residence plus $9,430 in capital improvements. This was in connection with his relocation from Atlanta, Georgia to Jacksonville, Florida pursuant to the terms of his employment agreement.

        Pursuant to the employment agreement, in March 2002, Mr. Freeman was granted a nonqualified option to purchase 250,000 shares of the Company's common stock under the Company's 1996 Stock Incentive Plan. Mr. Freeman is also entitled to receive additional equity awards commensurate with his position and at a level required to be competitive in the marketplace.

        If the Company terminates Mr. Freeman's employment without cause, or Mr. Freeman terminates his employment for good reason, the Company will be required to pay Mr. Freeman a lump sum equal to three times the sum of (a) his annual base salary, plus (b) the greater of (i) $450,000, and (ii) the maximum annual incentive bonus opportunity for which Mr. Freeman was eligible for the year in which the date of termination of employment occurs. In such event, Mr. Freeman would also be entitled to continued welfare benefits (or reimbursement for the cost of such benefits) for the greater of one year following the date of termination of employment or the unexpired portion of the term. Additionally, Mr. Freeman's outstanding equity awards would become fully vested and remain exercisable for their maximum remaining term.

        If Mr. Freeman's employment is terminated due to his death or disability, he will be entitled to receive a prorated bonus for the year of his termination. If Mr. Freeman's employment is terminated for cause or if he voluntarily terminates employment during the term without good reason, he will not be entitled to further payments under the employment agreement, except for accrued salary and any compensation and benefits payable under the terms of the Company's compensation and benefit plans.

        If any payment or benefit received by Mr. Freeman is a "parachute payment" as defined in Section 280G of the Internal Revenue Code, and as a result Mr. Freeman incurs an excise tax, the Company will pay him such additional amount as is required to put him in the same after-tax position as if no excise tax were incurred.

        During the term of employment and for twelve months thereafter, Mr. Freeman may not solicit employees of the Company or solicit customers of the Company with whom he had material dealings while he was an employee. In the event of a dispute relating to Mr. Freeman's employment, the dispute will be settled by arbitration, and the Company will be required to pay all of Mr. Freeman's legal fees and expenses, except to the extent that his claim is determined to be frivolous. The Company will be required to cause any successor to all or substantially all of the business and/or assets of the Company to assume the employment agreement.

        Other Executive Officers' Employment Agreements.    Messrs. Brauch, Herbert, Mapson, McCoy and Ross each entered into employment agreements with the Company dated as of April 1, 2002, as amended April 1, 2004. These employment agreements are identical in all material respects, except as to base salary and incentives, which are subject to adjustment by the Board. The base salaries provided for in these employment agreements for Messrs. Brauch, Herbert, Mapson, McCoy and Ross are $150,000, $220,500, $180,000, $225,000 and $225,000, respectively. Each employment agreement was renewed for an additional two-year term effective April 1, 2004. If the Company terminates the employment of any of the aforementioned executive officers, without cause, or if any executive officer terminates his employment either for cause or after the occurrence of a change in control of the Company, the Company will be required to pay such executive officer a lump sum equal to twenty-four times his average monthly compensation, which includes base salary plus maximum incentive compensation opportunity for which such executive officer was eligible for the year in which the date of termination of employment occurs. In such event, the executive officer would also be entitled to continued benefits (or reimbursement for the cost of such benefits) during the twenty-four month period following termination of employment.

        If any payment or benefit to be received by the executive officer is a "parachute payment" as defined in Section 280G of the Internal Revenue Code, and as a result such executive officer would incur an excise tax, the Company will pay him a reduced amount that would result in no excise tax being due.

        During the term of employment and for twenty-four months thereafter, such executive officer may not solicit employees of the Company or solicit customers or vendors of the Company with whom he had material dealings while he was an employee. In addition, these employment agreements impose restrictions on sharing of confidential and proprietary information. In the event of a dispute relating to employment, the prevailing party shall be entitled to reasonable costs and expenses, including attorneys' fees and costs. The Company will be required to cause any successor to all or substantially all of the business and/or assets of the Company to assume the employment agreement.

Change of Control Arrangements

        In addition to the provisions concerning changes of control of the Company contained in the employment agreements and the Mid-Term Incentive Plan discussed above, the Company's 1996 Stock Incentive Plan provides that awards may be cashed out in full, regardless of whether exercisable, vested or earned, in connection with a change in control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any previous or future filings made by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent that the Company specifically incorporates such materials by a specific reference to this report.

        Decisions regarding the compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors, which is referred to in this report as the Committee. This report discusses the compensation objectives and policies applicable to the Company's executive officers and our policy generally with respect to the compensation of all executive officers as a group for 2004 and specifically reviews the compensation established for the Chief Executive Officer during 2004.

        During 2004, the Committee consisted of Mr. Smith, III, (Chairman), Mr. Cable and Ms. Ghiglieri. The policies and practices that governed during 2004 are discussed below.

Compensation Philosophy

        The Committee's executive compensation program has three objectives: (1) to align the interests of the executive officers with those of the shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, the executive compensation program consisted of base salary, short-term incentive compensation in the form of a cash or a stock bonus, mid-term incentive compensation plan in the form of restricted stock and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

        In establishing the amount and type of compensation to be awarded to executive officers for 2004, the Committee referred to a study it had commissioned from an outside consultant as part of our 2003 review of executive compensation, which examined compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent. In addition, in determining 2004 compensation, the Committee gauged its success in achieving the compensation program's objectives in the prior year and considered the Company's overall performance objectives for 2004.

        Each element of the executive compensation program is discussed below.

Base Salaries

        The Summary Compensation Table above reflects the base salaries of the named executive officers, including the Chief Executive Officer. The Committee reviews and approves the base salaries of all of the Company's executive officers, which are generally market driven, with a view towards establishing base salaries in the median of those provided by the Company's peer group for executives performing similar functions. Base salaries were not based upon the achievement of any predetermined performance targets. Those base salaries that had been established for 2003 were not further adjusted for 2004.

Bonuses

        Bonuses, which are performance driven, are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement in the coming year.

        For 2004, the Committee established for each executive officer, including the Chief Executive Officer, a pre-set target cash bonus to be determined by a rigorous formula that was heavily weighted toward the Company's 2004 performance in terms of earnings per share, return on equity, number of customers and cross-sell ratio. In the case of the Chief Executive Officer, 100 percent of the target bonus was tied to Company performance. In the case of Messrs. Brauch, Herbert and Mapson, 80 percent was tied to Company performance, 10 percent to division performance, and 10 percent to individual factors. For Messrs. McCoy and Ross, 65 percent and 50 percent, respectively, was tied to Company performance, 25 percent and 40 percent, respectively, was tied to division performance, and 10 percent, was tied to individual factors. Target bonuses are based on a percentage of base salary. The Committee makes a final determination of the amount of bonuses, normally awarded in the first quarter of the year following the year for which performance is measured. No bonus was paid to the Chief Executive Officer for 2004; the bonuses paid to the Company's named executive officers are set forth in the Summary Compensation Table above.

Mid-Term Incentive Compensation

        On October 9, 2003, the Committee approved the Mid-Term Incentive Plan for senior executives, including the Chief Executive Officer and the other named executive officers. This plan is administered as part of the 1996 Stock Incentive Plan and was designed to align more effectively the interests of senior management with the longer-term strategic operational and financial success of the Company and directly with those of the shareholders by awards in the form of dollar-denominated agreements to issue restricted shares upon the achievement by the Company of certain performance goals. Effective January 1, 2004, the Committee entered into Mid-Term Incentive Plan Agreements granting aggregate target awards of $1,950,000, including target awards of $600,000 to the Company's Chief Executive Officer and $550,000 to the other named executive officers, contingent upon the Company's meeting certain targets in overall earnings per share and target earnings per share in the strategic areas of retail banking, financial intermediary and transaction processing. Further information on these awards is contained in the Long-Term Incentive Plans—Awards in Last Fiscal Year table above.

Long-Term Incentive Compensation

        The Company's long-term incentive compensation is based upon its 1996 Stock Incentive Plan. The Committee believes that structuring a portion of executives' total compensation in the form of stock options and restricted stock achieves three objectives. It aligns the interest of executives directly with those of the shareholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Committee primarily considers subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which the Company can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company. Based on the Committee's subjective evaluation of these factors, the Committee approved the Company's grant of the options described in the Summary Compensation Table to the named executive officers, including the Chief Executive Officer. The Committee is currently reviewing long-term incentive compensation in light of recent proposed changes in accounting for stock options. No options have been granted to executives in 2005, pending the Committee's completion of its review.

        The Company's 1996 Stock Incentive Plan permits the Company to make awards of stock appreciation rights, restricted stock and other stock incentives in addition to stock options. The Committee determined for 2004 to limit its long-term incentive awards to the stock options discussed above.

Benefits

        The Committee believes the Company must offer a competitive benefits program to attract and retain key executives. The Company provides the same medical and other benefits to its executive officers that are generally available to its other employees but provides certain additional benefits, such as supplemental long-term disability insurance to its executive officers. The Company also provides certain perquisites and personal benefits, such as financial planning services. In addition, the Chief Executive Officer has the use of a Company-owned vehicle. The amount of such perquisites provided to any named executed officers did not exceed the lesser of $50,000 or 10 percent of such named executive officer's base salary and bonus.

Compensation of the Chief Executive Officer

        On November 18, 2001, the Company entered into an employment agreement with Mr. Freeman, the Company's current Chief Executive Officer. The agreement, effective March 31, 2002, is described in "Executive Compensation—Employment Agreements" above.

        In 2003, the Company completed a review of the Chief Executive Officer's compensation to determine the competitiveness of his compensation due to the Company's new configuration. Based upon a study from an outside consultant in connection with such review, the Committee approved the Company's setting Mr. Freeman's salary at $550,000, effective April 1, 2003, and setting his maximum potential bonus opportunity at 150% of his salary. Effective January 1, 2004, the Committee approved the award under the Mid-Term Plan discussed above. In 2004, the Committee reviewed the Chief Executive Officer's base salary and bonus opportunity employing the criteria discussed above. In 2005, the Committee reviewed the Company's 2004 performance against the performance targets set for Mr. Freeman and determined that no bonus should be paid to Mr. Freeman with respect to 2004. In connection with the Committee's review of Mr. Freeman's 2003 compensation, the Committee granted Mr. Freeman options for 100,000 shares under the Company's 1996 Stock Incentive Plan with an exercise price of $11.40 per share. The Committee determined that no other long-term incentives should be awarded to Mr. Freeman in 2004.

Section 162(m) of the Internal Revenue Code

        It is the Committee's responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended, which make certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible by companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for 2004 is non-deductible. In any year, however, the Board of Directors or the Committee may determine, in the light of the applicable circumstances, that it would be in the Company's best interests for compensation to be paid in a manner that may not qualify as performance-based under Section 162(m).

March 14, 2005
	Submitted by:	THE COMPENSATION COMMITTEE
Joel A. Smith III, Chairman Stuart M. Cable Catherine A. Ghiglieri

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report therein by reference.

        During 2004, the Audit Committee consisted of Messrs. Muller (Chairman), Adams and D. Johnson.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining an adequate system of internal financial control, for preparing the financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Ernst & Young will express an opinion on the effectiveness of the Company's internal control over financial reporting.

        In this context, the Committee reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2004, management's assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young's evaluation of the Company's internal control over financial reporting. The Committee has discussed with Ernst & Young that firm's judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90). In addition, Ernst & Young has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed with Ernst & Young that firm's independence. The Committee also concluded that Ernst & Young's provision of audit and non-audit services to the Company is compatible with that firm's independence.

        The Committee, with and without management present, discussed with Ernst & Young and the Company's internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company's audited financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for 2004 and selected Ernst & Young as the independent registered public accounting firm for the Company for 2005.

March 9, 2005	Submitted by:	THE AUDIT COMMITTEE
Thomas H. Muller, Jr., Chairman David W. Johnson, Jr. Eula L. Adams

PERFORMANCE GRAPH

        The following Performance Graph provided below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any previous or future filings made by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent that the Company specifically incorporates such materials by a specific reference to this graph.

        The Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 1999 to December 31, 2004. The Performance Graph assumes reinvestment of dividends, where applicable.

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
NetBank, Inc.	$100	$35	$57	$52	$73	$57
Nasdaq Bank Stock Index	$100	$115	$126	$132	$171	$190
Nasdaq Stock Market (U.S.) Index	$100	$61	$48	$33	$49	$53

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2004, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

        Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2004 and 2003. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2004 and 2003.

        All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features.

        On April 23, 2002, the Bank entered into an Account Relationship and Processing Agreement (as amended, the "Processing Agreement") with Directo, Inc., providing for the processing of certain deposit accounts established for employees of clients of Directo. The employees that participate in the Directo program maintain deposit accounts at the Bank that are accessible only through debit card transactions. During 2004, fees from the participant employees in the amount of $1,315,206 collected by the Bank on behalf of Directo were paid to Directo, after deduction of $56,963 in fees due to the Bank. Messrs, T. S. Johnson and Robin Kelton are members of both the Bank and Directo's Boards of Directors. Each holds less than 10 percent of Directo's capital stock. In April 2004, the Bank gave Directo notice of termination of the Processing Agreement, which notice of termination was subsequently extended several times in order for Directo to secure a replacement bank. On February 15, 2005, the Processing Agreement officially terminated and all the deposit accounts that were part of this relationship were transferred to a new bank. The escrow account that had been funded by Directo was replaced by the joint and several guaranty of Messrs. T. S. Johnson and Kelton, as provided in the Processing Agreement, which guaranty covers any potential transactional losses by the Bank with respect to the program.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Unless otherwise directed by the shareholders, the persons appointed as proxies will vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2005. This firm is a registered public accounting firm. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment. We have been informed that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or its subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if they desire.

Audit Fees

        The following table shows the amounts billed to the Company by its independent auditors in each of the last two fiscal years.

Category	2004(1)	2003(1)
Audit Fees(2)	$1,295,771	$803,471
Audit Related Fees(3)	48,609	131,907
Tax Fees(4)	1,500	107,500
All Other Fees	0	0
TOTAL	$1,345,880	$1,042,878

(1)
Fees in the amount of $179,380 and $267,075 for fiscal years 2004 and 2003, respectively, are included for matters relating to 2003 and 2002 engagements, respectively. Such amounts were billed and paid by the Company in 2004 and 2003. These amounts relate to additional billings related to the audit and tax engagements that were completed during 2004 and 2003.

(2)
Audit fees include fees and expenses associated with the annual audit, reviews of quarterly reports on Form 10-Q, regulatory filings and statutory audits of NetBank and its subsidiaries.

(3)
Audit related fees and expenses primarily include accounting consultation and audits of employee benefit plans.

(4)
Tax fees and expenses include tax advice and tax planning assistance. All tax fees were permissible tax fees.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2005.

DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS

Director Selection and Nomination Process

        The Company maintains a standing Corporate Governance Committee comprised solely of independent directors who are responsible, among other things, for identifying individuals qualified to become Board members and recommending to the Board director nominees. This Committee was established in August 2002. The Committee will periodically review the size and composition of the Board and determine whether it is necessary to add or replace directors.

        Nominees for director will be selected on the basis of outstanding achievement in their careers; experience and subject matter expertise in one or more areas of the Company's operations; independence; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have, the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an "audit committee financial expert."

        The Committee and the Board have generally relied upon Board member recommendations when selecting individuals as potential Board members. Generally, the Company will not retain a search firm to assist in the selection of directors.

        The Committee will also consider candidates for director nominees put forward by shareholders. The proposal should state how the proposed candidate meets the criteria described above and provide the minimum information set forth in the following paragraph. In addition, the shareholder must comply with the other requirements set forth below in the section entitled "Shareholder Proposals".

        The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the factors described above. The Committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. When submitting a nomination to the Company for consideration, a shareholder must provide the following minimum information for each director nominee: full name and address, age, principal occupation during the past five years, current directorships on publicly held companies and investment companies, number of the Company's shares owned, if any, and a signed statement by the nominee consenting to serve as a director if elected. The Committee will also adhere to all applicable laws and regulations.

Shareholder Communications

        Any shareholder desiring to contact the Company's Board of Directors, or any individual director serving on the Board, may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, NetBank, Inc., 11475 Great Oaks Way, Suite 100, Alpharetta, Georgia 30022. Any proper communication so received will be processed by the Corporate Secretary and may, at the discretion of the Corporate Secretary using his or her judgment, be promptly delivered to each member of the Board, or, as appropriate, to the member(s) of the Board named in the communication. The Corporate Secretary determines in his or her discretion which communications are unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. In addition, any concerns relating to the Company's accounting, internal accounting controls, or auditing will be investigated and reported to the Audit Committee. All communications are compiled by the Corporate Secretary and are available for review by any director. More information regarding the Company's shareholder communication process may be found in the Corporate Governance section of the Company's Web site, at www.netbankinc.com.

Shareholder Proposals

        We must receive any shareholder proposals (other than for the election of directors) submitted for consideration at the next annual meeting of shareholders no later than November 28, 2005, for those proposals to be included in our 2006 proxy materials. A shareholder must notify the Company before February 8, 2006, of a proposal for the 2006 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before February 8, 2006, proxies that our management solicits will confer discretionary authority upon our management to vote upon any such matter.

OTHER BUSINESS

        We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

        A copy of our Form 10-K (excluding exhibits) for the year ending December 31, 2004, filed with the Securities and Exchange Commission is available to shareholders, without charge, upon written request to NetBank, Inc., 11475 Great Oaks Way, Alpharetta, Georgia 30022 (Attn: Chief Finance Executive). We will charge reproduction cost of up to 25¢ per page for any exhibits requested. In addition, a free copy including exhibits is available within the Investor Relations area of the Company's Web site at www.netbankinc.com.

NETBANK, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2005

        The undersigned shareholder of NetBank, Inc. (the "Company") hereby appoints Charles E. Mapson and Matthew S. Shepherd as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on Thursday, April 28, 2005, at 10:00 A.M. and at any adjournments thereof, upon the proposals described in the accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:	To elect the nominees listed below to serve as Class II directors of the Company for a term expiring at the 2008 Annual Shareholders' Meeting.
J. Stephen Heard Douglas K. Freeman Catherine A. Ghiglieri
	☐	FOR all individuals listed above (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all individuals listed above.
INSTRUCTION:	To withhold authority for one or more individuals, mark "FOR" above, and write his or her name or their names in the space below:

PROPOSAL 2:	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2005
☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the individuals listed in Proposal 1 and FOR Proposal 2.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

Dated:		, 2005
(Be sure to date your Proxy)
Name(s) of Shareholder(s)
Signature(s) of Shareholder(s)

If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.
Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

PLEASE RETURN PROXY AS SOON AS POSSIBLE

QuickLinks

PROXY STATEMENT
TABLE OF CONTENTS
INTRODUCTION
VOTING AT THE ANNUAL MEETING
SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS
OTHER BUSINESS